As filed with the Securities and Exchange Commission on November 12, 2002
                                                           Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                             ----------------------
                            NANOMETRICS INCORPORATED
             (Exact name of Registrant as specified in its charter)
                             ----------------------
          CALIFORNIA                                             94-2276314
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               1550 Buckeye Drive                       95035
                              Milpitas, California                    (Zip code)
                    (Address of principal executive offices)
                             ----------------------
                            NANOMETRICS INCORPORATED
                       2002 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plan)
                             ----------------------
                                 John D. Heaton
                             Chief Executive Officer
                            Nanometrics Incorporated
                               1550 Buckeye Drive
                           Milpitas, California 95035
                     (Name and address of agent for service)
                             ----------------------
                                 (408) 435-9600
          (Telephone number, including area code, of agent for service)
                             ----------------------
                                    Copy to:
                              Aaron J. Alter, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300
                             ----------------------

                                                  CALCULATION OF REGISTRATION FEE
========================================= ========================= ====================== ====================== ==================
                                                                      Proposed Maximum       Proposed Maximum         Amount of
         Title of Securities to                 Amount to be           Offering Price       Aggregate Offering       Registration
             be Registered                     Registered (1)           Per Share (2)            Price (2)               Fee
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, no par value
   To be issued under the Nanometrics
     Incorporated 2002 Nonstatutory
      Stock Option Plan...............             1,200,000             $4.33                  $5,196,000             $479
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers any additional shares of Common Stock that may be offered or issued under the 2002 Nonstatutory Stock Plan as a result of any stock dividends, stock splits, recapitalizations or any other similar transactions.

(2) Estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low prices as reported on the Nasdaq National Market on November 7, 2002, as the price at which the options to be granted in the future may be exercised is not currently determinable.
================================================================================

                            NANOMETRICS INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission by Nanometrics Incorporated (the "Company" or the "Registrant") are hereby incorporated by reference in this Registration
Statement:

                  (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 21, 2002;

                  (2) the Company's quarterly report on Form 10-Q for our fiscal quarter ended September 30, 2002, filed with the SEC on November 8, 2002;

                  (3) the Company's quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2002, filed with the SEC on August 13, 2002;

                  (4) the Company's quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2002, filed with the SEC on May 7, 2002; and

                  (5) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated April 29, 1985, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.       Description of Securities.

         Not applicable.

Item 5.       Interests of Named Experts and Counsel.

         None.

Item 6.       Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of the Company's Amended and Restated Articles of Incorporation and Article VI of the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into indemnification agreements with its officers and directors.

Item 7.       Exemption From Registration Claimed.

         Not applicable.

Item 8.       Exhibits.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this registration statement. (See Exhibit Index below)

Item 9.       Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 12th day of November, 2002.

                                           NANOMETRICS INCORPORATED


                                           /s/ John D. Heaton
                                           -------------------------------------
                                           John D. Heaton
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Heaton and Paul B. Nolan, jointly and severally, his or her attorney-in-fact, each with power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated below on this 12th day of November, 2002.



/s/ Vincent J. Coates                                          Chairman of the Board of Directors and Secretary
----------------------------------------------------------
Vincent J. Coates


/s/ Paul B. Nolan                                              Chief Financial Officer and Vice President (Principal
----------------------------------------------------------     Accounting and Financial Officer)
Paul B. Nolan


/s/ Nathaniel Brenner                                          Director
----------------------------------------------------------
Nathaniel Brenner


/s/ John D. Heaton                                             President, Chief Executive Officer and Director
----------------------------------------------------------
John D. Heaton


/s/ Edmond R. Ward                                             Director
----------------------------------------------------------
Edmond R. Ward


/s/ William G. Oldham                                          Director
----------------------------------------------------------
William G. Oldham


/s/ Papken S. Der Torossian                                    Director
----------------------------------------------------------
Papken S. Der Torossian

                                      II-3

                            NANOMETRICS INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX


  Exhibit
   Number                                Description
-----------   ------------------------------------------------------------------

      4.1 Nanometrics Incorporated 2002 Nonstatutory Stock Option Plan and form of Stock Option Agreement.

      5.1     Opinion  of  Wilson  Sonsini   Goodrich  &  Rosati,   Professional
              Corporation, as to legality of securities being registered.

     23.1     Consent of Independent Auditor.

     23.2     Consent  of  Wilson  Sonsini   Goodrich  &  Rosati,   Professional
              Corporation (contained in Exhibit 5.1).

     24.1     Power of Attorney (contained on signature page hereto).